As filed with the Securities and Exchange Commission on August 31, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIUM INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0346248 (I.R.S. Employer Identification No.)

13131 Lake Fraser Drive S.E.
Calgary, Alberta, Canada	T2J 7E8
(Address of principal executive offices)	(Zip Code)
Agrium 401(k) Retirement Savings Plan
Agrium U.S. Retail 401(k) Savings Plan
(Full title of the plan)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name and address of agent for service)
(212) 894-8940
(Telephone number, including area code, of agent for service)

Copies to:

Joni R. Paulus Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, Alberta, Canada T2J 7E8 (403) 225-7000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(2)(3)	per share(4)	price(4)	registration fee
Common stock(1)	1,000,000	$48.79	$48,790,000	$2,722.48

(1)	This registration statement also applies to rights under the registrant’s Amended and Restated Shareholder Rights Plan Agreement, which are attached to and tradeable only with the common stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.

(2)	This registration statement shall also cover additional shares of common stock that become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The registrant has previously registered 1,000,000 shares of common stock that may be offered or sold under the Agrium 401(k) Retirement Savings Plan and the Agrium U.S. Retail 401(k) Savings Plan on Registration Statement No. 333-11254. The registration fees for the previously registered shares were paid at the time that such registration statement was filed.

(4)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Agrium Inc.’s common stock reported by the New York Stock Exchange on August 24, 2009.

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EXPLANATORY NOTE
     Agrium Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase by 1,000,000 the number of shares of the Company’s common stock, no par value (the “Common Stock”), registered under the Agrium 401(k) Retirement Savings Plan and the Agrium U.S. Retail 401(k) Savings Plan (collectively, the “Savings Plans”). Following the registration of these additional shares, the Company will have registered an aggregate of 2,000,000 shares of Common Stock and an indeterminate amount of interests to be offered or sold pursuant to the Savings Plans.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     Pursuant to General Instruction E to Form S-8, the contents of the Company’s registration statement on Form S-8 (File No. 333-11254) previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 20, 1999 with respect to the Common Stock to be offered or sold under the Savings Plans are incorporated by reference into this registration statement.
     The following documents filed with the Commission are incorporated by reference in this registration statement:
•	The Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2008, filed with the Commission on March 9, 2009.
•	The Annual Report on Form 11-K of the Agrium 401(k) Retirement Savings Plan for the fiscal year ended December 31, 2008, filed with the Commission on June 26, 2009.
•	The Annual Report on Form 11-K of the Agrium U.S. Retail 401(k) Savings Plan for the fiscal year ended December 31, 2008, filed with the Commission on June 26, 2009.
•	The Report of Foreign Issuer on Form 6-K of the Company, which includes the Company’s interim financial statements and management’s discussion and analysis, each with respect to the three and six months ended June 30, 2009, filed with the Commission on August 5, 2009.
•	The description of the Common Stock set forth in Exhibit 1 to the Registration Statement on Form 40-F (File No. 000-25742), including any amendment or report for the purpose of updating such description, filed with the Commission on March 25, 1995.
•	The description of the Company’s Rights to Purchase Common Shares set forth in the Registration Statement on Form 8-A/A (File No. 001-14460), including any amendment or report for the purpose of updating such description, filed with the Commission on May 29, 2007.
     In addition, all reports and other documents subsequently filed by the Company or the Savings Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such reports or other documents.

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Item 8.	Exhibits

Exhibit
Number	Document Description

23.1	Consent of KPMG LLP.
23.2	Consent of Eide Bailly LLP.
23.3	Consent of Gordon, Hughes & Banks LLP.
24.1	Power of Attorney (included on signature page of this Registration Statement).
     The registrant hereby undertakes that it will submit or has submitted each of the Agrium 401(k) Retirement Savings Plan and the Agrium U.S. Retail 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Savings Plans.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on August 31, 2009.

AGRIUM INC.
By:	/s/ Bruce G. Waterman
	Name:	Bruce G. Waterman
	Title:	Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Wilson, Bruce G. Waterman and Leslie O’Donoghue, or any of them, as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2009.

Signature	Titles
/s/ Michael M. Wilson Michael M. Wilson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Bruce G. Waterman Bruce G. Waterman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
/s/ Angela S. Lekatsas Angela S. Lekatsas	Vice President, Corporate Controller and Chief Risk Officer (Controller)

Signature	Titles
/s/ Frank W. Proto Frank W. Proto	Chairman of the Board of Directors
/s/ Ralph S. Cunningham Ralph S. Cunningham	Director
/s/ Germaine Gibara Germaine Gibara	Director
/s/ Russell K. Girling Russell K. Girling	Director
/s/ Susan A. Henry Susan A. Henry	Director
/s/ Russell J. Horner Russell J. Horner	Director
/s/ A. Anne McLellan A. Anne McLellan	Director
/s/ Derek G. Pannell Derek G. Pannell	Director
/s/ Victor J. Zaleschuk Victor J. Zaleschuk	Director

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on August 31, 2009.

AGRIUM 401(K) RETIREMENT SAVINGS PLAN
By:	AGRIUM U.S. INC.

By:	/s/ Richard L. Gearhead
	Name:	Richard L. Gearhead
	Title:	President & Chief Executive Officer

AGRIUM U.S. RETAIL 401(K) SAVINGS PLAN
By:	AGRIUM U.S. INC.

By:	/s/ Richard L. Gearhead
	Name:	Richard L. Gearhead
	Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Document Description

23.1	Consent of KPMG LLP.
23.2	Consent of Eide Bailly LLP.
23.3	Consent of Gordon, Hughes & Banks LLP.
24.1	Power of Attorney (included on signature page of this Registration Statement).